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                                                                      EXHIBIT 16

                        [ARTHUR ANDERSEN LLP LETTERHEAD]



Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

June 27, 2002

Dear Sir/Madam:

     We have read the first four paragraphs of Item 4 included in the Form 8-K dated June 26, 2002 of Boca Resorts, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP
-----------------------------
Arthur Andersen LLP

cc:
         Mr. William M. Pierce, Senior Vice President,
         Treasurer and Chief Financial Officer,
         Boca Resorts, Inc.